                                                                         EX-23.1

                         CONSENT OF INDEPENDENT AUDITORS


                                 (PNCCPAs LOGO)





                         Consent of Independent Auditors



We hereby consent to the use of our Auditors' opinions, dated July 24, 2000, in the October 11, 2000 Form S-4 to be filed by United States
Telecommunications, Inc. accompanying the financial statements of United States Telecommunications, Inc. as of December 31, 1999 and 1998 and Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. as of September 30, 1998 and December 31, 1997, and the results of their operations and cash flows for the years and period then ended.




Certified Public Accountants
Tampa, Florida
October 11, 2000